UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 16, 2020
Date of Report (Date of earliest event reported)

APYX MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12183	11-2644611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5115 Ulmerton Road, Clearwater, FL 33760
(Address of principal executive offices, zip code)
(727) 384-2323
(Issuer’s telephone number)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APYX	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Apyx Medical Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K (this “Amended Filing”) to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2020 (the “Original Filing”), solely to file the independent accountants letter as an exhibit in accordance with Item 4.02(c)(3) of Form 8-K (the “Accountants Letter”). Except for filing the Accountants Letter, this Amended Filing does not amend the Original Filing.

Item 2.02 - Results of Operations and Financial Condition

On March 16, 2020, the Company issued a press release reporting on its preliminary unaudited results of operations for the fourth fiscal quarter and year ended December 31, 2019. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. Such information, including the Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 12, 2020, our Management and the Audit Committee of the Board of Directors, following discussion with our predecessor independent registered public accounting firm, concluded that the Company's previously filed financial statements for the twelve months ended December, 31 2018 and the quarterly statements for the three and nine months ended September 30, 2018 and three months ended March 31, 2019, can no longer be relied upon as the result of the aggregation of errors identified by Management and the Company’s new accounting personnel during 2019 related to the following:

–	The elimination of markup on intercompany sales from our subsidiary in Bulgaria,

–	The collection and remission of employee’s income and payroll taxes related to the exercise of stock options in 2018 and 2019,

–	The accrual and remission of the employer portion of payroll taxes related to those stock options exercises,

–
Reporting the incorrect amount of income to employees on their form W-2 for both non-qualified and incentive stock option exercises and misclassification of some non-qualified stock option exercises as incentive stock option exercises,

–	Accounting for stock-based compensation expense (related to forfeitures, vesting periods, modifications, fair value measurements and other miscellaneous items)

–	Accounting for revenue and deferred expenses related to pre-developments activities in some of its OEM contracts

Additionally, on March 12, 2020 the Audit Committee of the Board of Directors discussed with the predecessor independent registered public accounting firm the matters to be disclosed in this 8-K.

As a result of the aforementioned items, the financial statements for the year ended December 31, 2018, and the three- and nine-month periods ended September 30, 2018 and three-month period ended March 31, 2019 will be restated. The Company anticipates filing the restated financial statements within the extension period allowed in accordance with Form 12b-25, however the time required to complete the restatements cannot be stated with full certainty at this time.

These items have been discussed with BDO USA, LLP, our successor independent registered public accounting firm and Frazier & Deeter, LLC, our predecessor independent registered public accounting firm. Our predecessor independent registered public accounting firm was provided a copy of the disclosures made herein and was given the opportunity, no later than the day of filing this Current Report on Form 8-K, to review these disclosures and provide us with a letter stating whether or not they agree with these disclosures. We will attach the letter received as an exhibit to Amended Form 8-K within 2 business days after receipt.

Until we have reissued the restated results for the applicable periods discussed above, investors and other users of our filings with the SEC are cautioned to not rely on our financial statements in question, to the extent that they are affected by the accounting issues described above. Similarly, related press releases, earnings releases, and investor communications describing the Company's financial statements for these periods should no longer be relied upon.
Item 9.01 - Financial Statements and Exhibits
(d)

Exhibit No.	Description

7.1	Frazier & Deeter, LLC letter dated March 16, 2020
99.1	Earnings press release dated March 16, 2020
99.2	Non-reliance press release dated March 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2020	Apyx Medical Corporation

	By:	/s/ Charles D Goodwin II
Charles D. Goodwin II
President, Chief Executive Officer and Director

	By:	/s/ Tara Semb
Tara Semb
Chief Financial Officer, Secretary and Treasurer

5